UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 8, 2015

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2015, Douglas A. Berthiaume, the Chairman, President and Chief Executive Officer of Waters Corporation (the “Company”), retired from his position as President and Chief Executive Officer. On this same date, as previously disclosed in a Form 8-K filed by the Company on June 25, 2015, Christopher O’Connell commenced his employment with the Company as its President and Chief Executive Officer. Mr. Berthiaume will continue in his role as Chairman of the Company’s Board of Directors (the “Board”), and will remain a non-executive employee of the Company.

On September 8, 2015, the Board approved a reduction in Mr. Berthiaume’s base salary to $500,000 (effective October 1, 2015) and also approved that, for the fiscal year 2015, Mr. Berthiaume will remain eligible for an incentive bonus under the Company’s bonus program, with the amount of any such bonus determined based on his annual base salary as in effect prior to October 1, 2015 ($837,121).

On September 8, 2015, the Board also elected Mr. O’Connell as a member of the Board. For a description of Mr. O’Connell’s arrangements with the Company, see the Form 8-K filed by the Company on June 25, 2015. There were no other arrangements or understandings between Mr. O’Connell and any other person in connection with his appointment as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: September 10, 2015	By:	/s/ EUGENE G. CASSIS
		Name:	Eugene G. Cassis
		Title:	Corporate Vice President and Chief Financial Officer